Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: Dynamic Health Products, Inc.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-2 of our report dated September 17, 2004, relating to the financial statements of Bob O’Leary Health Food Distributor Co., Inc. for the years ended December 31, 2003 and 2002, appearing in Dynamic Health Products, Inc. Form 8-K filed with the Securities and Exchange Commission on October 4, 2004.

/s/ Kronick Kalada Berdy & Co., P.C.
Kingston, Pennsylvania

October 29, 2004